Exhibit 21.1

VWR Funding, Inc. Subsidiaries

as of December 31, 2012

Subsidiary	Jurisdiction of Organization
Anachemia Science S.A.	Argentina
Sovereign Productos para Laboratórios S.r.L.	Argentina
Klen International (74) Pty Ltd	Australia
VWR International, Pty Ltd.	Australia
VWR International Holdings Pty Ltd	Australia
VWR International GmbH	Austria
Switch bvba	Belgium
VWR International bvba	Belgium
VWR International Europe bvba	Belgium
Sovereign Comercio de Produtos para Laboratorios Ltda.	Brazil
VWR International Participações Ltda.	Brazil
VWR International Co.	Canada
Anachemia Canada Co.	Canada
Anachemia Property Company	Canada
VWR Education, Ltd.	Canada
Comercial y Servicios Anachemia Science Limitada	Chile
VWR International China Co., Ltd.	China
VWR (Shanghai) Co., Ltd	China
Suzhou Zhongju Technology Co., Ltd	China
VWR International Limitada	Costa Rica
Vitrum VWR s.r.o.	Czech Republic
VWR Bie & Berntsen A/S	Denmark
VWR International Oy	Finland
Basan France SARL	France
Labonord SAS	France
VWR International S.A.S.	France
Basan GmbH	Germany
VWR International Verwaltungs-GmbH	Germany
VWR International Immobilien GmbH	Germany
VWR International Management Services GmbH & Co. KG	Germany
VWR International GmbH	Germany
VWR International Kft.	Hungary
VWR Lab Products Private Limited	India
Halmahera Ltd.	Ireland
VWR International Limited	Ireland
Basan Italy S.r.l.	Italy
VWR International PBI S.r.l.	Italy
VWR International Europe S.aR.L.	Luxembourg
VWR International North America S.aR.L.	Luxembourg
VWR International South America S.aR.L.	Luxembourg
Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia
VWR Europe Services Ltd	Mauritius
VWR NA Services Ltd	Mauritius
VWR International Services Ltd	Mauritius
VWR International, S. de R.L. de C.V.	Mexico
Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico
Basan B.V.	Netherlands
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International LP	New Zealand
VWR International, G.P.	New Zealand
VWR International AS	Norway
Labart Sp. zo.o.	Poland
VWR International — Material de Laboratório, Lda.	Portugal
VWR Advanced Instruments, LLC	Puerto Rico

Subsidiary	Jurisdiction of Organization
Basan Asia Pacific Pte. Ltd.	Singapore
VWR International Holdings Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International Holdings, G.P. Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International s.r.o.	Slovak Republic
VWR International Eurolab, S.L.	Spain
VWR International AB	Sweden
KEBO Lab AB	Sweden
VWR International GmbH	Switzerland
Jencons (Scientific) Limited	UK
Lab 3 Limited	UK
The Scientific Group Limited	UK
VWR Jencons USA Limited	UK
VWR Holdco Limited	UK
VWR International Ltd.	UK
VWR International (Northern Ireland) Limited	UK
VWR Lab Services Limited	UK
VWRI UK Pension Trustees Limited	UK
Amresco, LLC	USA
BioExpress, LLC	USA
Anachemia Mining, LLC	USA
Anachemia Chemicals, LLC	USA
Sovereign Scientific, LLC	USA
VWR Education, LLC	USA
VWR International, LLC	USA
VWR International Holdings, Inc.	USA
VWR International CR Services, Inc.	USA
VWR Receivables Funding, LLC	USA
VWR Management Services LLC	USA
VWR, Inc.	USA
Jencons (Scientific) LLC	USA